As filed with the Securities and Exchange Commission on August 15, 2012

File No. 001-35491

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	36-3083135
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(847) 646-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Kraft Foods Group, Inc.

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Certain Relationships and Related Party Transactions” and “Description of Our Capital Stock”

13.	Financial Statements and Supplementary Data	See “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein

Item No.	Caption	Location in Information Statement
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	(a) Financial Statements See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein (b) Exhibits See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc.**††††

3.1	Form of Amended and Restated Articles of Incorporation of Kraft Foods Group, Inc.†††††

3.2	Form of Amended and Restated Bylaws of Kraft Foods Group, Inc.†††††

8.1	Opinion of Sutherland Asbill & Brennan LLP relating to certain tax matters.

10.1	Offer of Employment Letter between Kraft Foods Inc. and John T. Cahill, dated December 3, 2011.†

10.2	$4,000,000,000 364-Day Revolving Credit Agreement, by and among Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, the initial lenders named therein, Barclays Bank plc and JPMorgan Chase Bank, N.A., as co-administrative agents, Barclays Bank plc, as paying agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, as documentation agent, dated as of March 8, 2012.††

10.3	$3,000,000,000 Five-Year Revolving Credit Agreement, by and among Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, the initial lenders named therein, JPMorgan Chase Bank, N.A. and Barclays Bank plc, as co-administrative agents, JPMorgan Chase Bank, N.A., as paying agent, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as co-documentation agents, dated as of May 18, 2012.†††

10.4	Indenture by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012.††††

10.5	Supplemental Indenture No. 1 by and between Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012.††††

10.6	Form of Tax Sharing and Indemnity Agreement by and between Kraft Foods Inc. and Kraft Foods Group, Inc.†††††

10.7	Form of Employee Matters Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc.**†††††

10.8	Form of Canadian Asset Transfer Agreement between Mondelez Canada Inc. and Kraft Canada Inc.**†††††

Exhibit Number	Exhibit Description

10.9

Form of Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Intercontinental Great Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc.**†††††

10.10	Form of Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC**†††††

10.11	Form of Master General Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.12	Form of Master Research and Development Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.13	Form of Master Information Technology Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.14	Form of Master Supply Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.15	Form of 2600 Brodhead Rd., Bethlehem, PA Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.16	Form of 5801 72nd Ave. S.E., Calgary, Canada Shared Warehouse Agreement between Kraft Canada Inc. and Mondelez Canada Inc.**††††

10.17	Form of 2842 Spiegel Dr., Columbus, OH Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.18	Form of 1006 Railhead, Haslet, TX Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.19	Form of 4512 Frontier Way, Stockton, CA Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.20	Form of 6710 Oakley Industrial Blvd., Union City, GA Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.21	Form of Kraft Foods Group, Inc. Change in Control Plan for Key Executives.†††††

10.22	Form of Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors.†††††

10.23	Form of Kraft Foods Group, Inc. 2012 Performance Incentive Plan.†††††

10.24	Form of Indemnity Agreement between Kraft Foods Group, Inc. and Non-Management Directors.†††††

10.25	Form of Indemnity Agreement between Kraft Foods Group, Inc. and Directors and Officers.†††††

10.26	Offer of Employment Letter between Kraft Foods Inc. and Robert J. Gorski, dated April 25, 2012.††††††

10.27	Supplemental Indenture No. 2 by and between Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of July 18, 2012.††††††

Exhibit Number	Exhibit Description

21.1	List of subsidiaries of Kraft Foods Group, Inc.†††††

99.1	Preliminary Information Statement of Kraft Foods Group, Inc., subject to completion, dated August 15, 2012.

99.2	Form of Notice of Internet Availability of Information Statement Materials.

**	Kraft Foods Group, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.
†	Previously filed on April 2, 2012.
††	Previously filed on May 14, 2012.
†††	Previously filed on June 12, 2012.
††††	Previously filed on June 21, 2012.
†††††	Previously filed on July 17, 2012.
††††††	Previously filed on August 6, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 6 to its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

KRAFT FOODS GROUP, INC.

By:	/s/ David A. Brearton
Name: David A. Brearton
Title: Executive Vice President and Chief Financial Officer

Dated: August 15, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc.**††††

3.1	Form of Amended and Restated Articles of Incorporation of Kraft Foods Group, Inc.†††††

3.2	Form of Amended and Restated Bylaws of Kraft Foods Group, Inc.†††††

8.1	Opinion of Sutherland Asbill & Brennan LLP relating to certain tax matters.

10.1	Offer of Employment Letter between Kraft Foods Inc. and John T. Cahill, dated December 3, 2011.†

10.2	$4,000,000,000 364-Day Revolving Credit Agreement, by and among Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, the initial lenders named therein, Barclays Bank plc and JPMorgan Chase Bank, N.A., as co-administrative agents, Barclays Bank plc, as paying agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, as documentation agent, dated as of March 8, 2012.††

10.3	$3,000,000,000 Five-Year Revolving Credit Agreement, by and among Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, the initial lenders named therein, JPMorgan Chase Bank, N.A. and Barclays Bank plc, as co-administrative agents, JPMorgan Chase Bank, N.A., as paying agent, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as co-documentation agents, dated as of May 18, 2012.†††

10.4	Indenture by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012.††††

10.5	Supplemental Indenture No. 1 by and between Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012.††††

10.6	Form of Tax Sharing and Indemnity Agreement by and between Kraft Foods Inc. and Kraft Foods Group, Inc.†††††

10.7	Form of Employee Matters Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc.**†††††

10.8	Form of Canadian Asset Transfer Agreement between Mondelez Canada Inc. and Kraft Canada Inc.**†††††

10.9

Form of Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Intercontinental Great Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc.**†††††

10.10	Form of Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC.**†††††

10.11	Form of Master General Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.12	Form of Master Research and Development Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

Exhibit Number	Exhibit Description

10.13	Form of Master Information Technology Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.14	Form of Master Supply Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.15	Form of 2600 Brodhead Rd., Bethlehem, PA Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.16	Form of 5801 72nd Ave. S.E., Calgary, Canada Shared Warehouse Agreement between Kraft Canada Inc. and Mondelez Canada Inc.**††††

10.17	Form of 2842 Spiegel Dr., Columbus, OH Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.18	Form of 1006 Railhead, Haslet, TX Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.19	Form of 4512 Frontier Way, Stockton, CA Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.20	Form of 6710 Oakley Industrial Blvd., Union City, GA Shared Warehouse Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC.**††††

10.21	Form of Kraft Foods Group, Inc. Change in Control Plan for Key Executives.†††††

10.22	Form of Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors.†††††

10.23	Form of Kraft Foods Group, Inc. 2012 Performance Incentive Plan.†††††

10.24	Form of Indemnity Agreement between Kraft Foods Group, Inc. and Non-Management Directors.†††††

10.25	Form of Indemnity Agreement between Kraft Foods Group, Inc. and Directors and Officers.†††††

10.26	Offer of Employment Letter between Kraft Foods Inc. and Robert J. Gorski, dated April 25, 2012.††††††

10.27	Supplemental Indenture No. 2 by and between Kraft Foods Group, Inc., Kraft Foods Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of July 18, 2012.††††††

21.1	List of subsidiaries of Kraft Foods Group, Inc.†††††

99.1	Preliminary Information Statement of Kraft Foods Group, Inc., subject to completion, dated August 15, 2012.

99.2	Form of Notice of Internet Availability of Information Statement Materials.

**	Kraft Foods Group, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.
†	Previously filed on April 2, 2012.
††	Previously filed on May 14, 2012.
†††	Previously filed on June 12, 2012.
††††	Previously filed on June 21, 2012.
†††††	Previously filed on July 17, 2012.
††††††	Previously filed on August 6, 2012.